ASSET PURCHASE AGREEMENT



                                     BETWEEN



                         REEVES SOUTHEASTERN CORPORATION



                                       AND



                               MASTER-HALCO, INC.



                                 OCTOBER 2, 2000



















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                                TABLE OF CONTENTS

                                                                            Page

1.       Definitions...........................................................1

2.       Basic Transaction.....................................................8

         (a)      Purchase and Sale of Assets..................................8

         (b)      Assumption of Liabilities....................................9

         (c)      Purchase Price...............................................9

         (d)      Determination of Estimated Preliminary Purchase Price and
                  Estimated Preliminary Closing Date Balance Sheet.............9

         (e)      Determination of the Preliminary Closing Date Balance Sheet
                  and the Preliminary Purchase Price...........................9

         (f)      Inventory Valuation.........................................10

         (g)      Procedures for Review and Approval of Closing Date Balance
                  Sheet and Purchase Price....................................10

         (h)      Expenses for Closing Date Balance Sheet.....................11

         (i)      Adjustment..................................................11

         (j)      The Closing.................................................11

         (k)      Deliveries at the Closing...................................12

         (l)      Escrow......................................................12

         (m)      Reduction for Environmental Costs...........................12

         (n)      Allocation..................................................12

3.       Representations and Warranties of the Buyer..........................12

         (a)      Organization of the Buyer...................................13

         (b)      Authorization of Transaction................................13

         (c)      Sufficient Funds............................................13

         (d)      Brokers' Fees...............................................13

         (e)      Noncontravention............................................13

         (f)      Investment..................................................13

4.       Representations and Warranties Concerning the Seller.................13

         (a)      Qualification and Corporate Power...........................13

         (b)      Noncontravention............................................14

         (c)      Title to Assets.............................................14

         (d)      Subsidiaries and Investments................................14

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         (f)      Legal Compliance............................................15

         (g)      Tax Matters.................................................16

         (h)      Real Property...............................................17

         (i)      Intellectual Property.......................................19

         (k)      Litigation..................................................23

         (l)      Employee Benefits...........................................23

         (m)      Environmental Matters.......................................24

         (n)      Certain Business Relationships with the Seller..............25

         (o)      Brokers' Fees...............................................25

         (p)      Accounts Receivable.........................................25

         (q)      Inventory...................................................26

         (r)      Standard Product Warranty Obligations, Returns and
                  Allowances..................................................26

         (s)      Employee Relations..........................................26

         (t)      Customers and Suppliers.....................................27

5.       Pre-Closing Covenants................................................28

         (a)      General.....................................................28

         (b)      Notices and Third-Party Consents............................28

         (c)      Operation of Business.......................................29

         (d)      Notice of Developments......................................29

         (e)      Exclusivity.................................................29

         (f)      Access Prior to Closing.....................................29

         (g)      Transfer Taxes and Certain Expenses.........................29

         (h)      Tax Adjustments.............................................30

         (i)      Certain Related Party Transactions..........................30

         (j)      Insurance...................................................30

6.       Conditions to Obligation to Close....................................30

         (a)      Conditions to Obligation of the Buyer.......................30

         (b)      Conditions to Obligation of the Seller......................31

7.       Termination..........................................................33

         (a)      Termination of Agreement....................................33

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                                TABLE OF CONTENTS

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         (b)      Effect of Termination.......................................33

8.       Post-Closing Covenants...............................................34

         (a)      General.....................................................34

         (b)      Litigation Support..........................................34

         (c)      Transition..................................................34

         (d)      Covenant Not to Compete or Solicit Business.................34

         (e)      Access to Records After Closing.............................35

         (f)      Name Change.................................................35

         (g)      Warranty and Other Repairs..................................35

         (h)      Discharge of Assumed Liabilities............................35

9.       Remedies for Breaches of this Agreement..............................36

         (a)      Survival of Representations and Warranties..................36

         (b)      Indemnification Provisions for Benefit of the Buyer.........36

         (c)      Indemnification Provisions for Benefit of the Seller........37

         (d)      Matters Involving Third Parties.............................37

         (e)      Matters Involving Environmental Liability...................38

         (f)      Determination of Adverse Consequences.......................38

10.      Miscellaneous........................................................38

         (a)      Certain Understandings of Buyer.............................38

         (b)      Press Releases and Public Announcements.....................39

         (c)      No Third-Party Beneficiaries................................39

         (d)      Entire Agreement............................................39

         (e)      Succession and Assignment...................................39

         (f)      Counterparts................................................40

         (g)      Headings....................................................40

         (h)      Notices.....................................................40

         (i)      Governing Law...............................................41

         (j)      Amendments and Waivers......................................41

         (k)      Severability................................................41

         (l)      Expenses....................................................41

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                                TABLE OF CONTENTS

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         (m)      Construction................................................41

         (n)      Incorporation of Exhibits and Schedules.....................41

         (o)      Employee Benefits Matters...................................42

         (p)      Bulk Transfer Laws..........................................42

         (q)      Submission to Jurisdiction..................................42



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Exhibit A--Assignment Agreements
Exhibit B--Intellectual Property Assignment Agreement
Exhibit C--Assumption Agreement
Exhibit D--Escrow Agreement
Exhibit E--Allocation Schedule
Exhibit F--Most Recent Financial Statements and March 31 Financial Statements Exhibit G--Pro Forma Balance Sheet
Exhibit H--Required Landlord Consents
Exhibit I--Landlord Estoppel Certificate
Exhibit J--Form of Opinion of Seller's Counsel
Exhibit K--Insurance Policy Assignments
Exhibit L--Form of Opinion of Buyer's
Counsel Disclosure Schedule--Exceptions to Representations and Warranties
Schedule 1.1--Excluded Assets
Schedule 1.1-A--Knowledge
Schedule 1.1-B--Change of Control and Severance Pay Agreements
Schedule 1.1-C--Excluded Assets
Schedule 1.1-D--Excluded Liabilities

                            ASSET PURCHASE AGREEMENT

         Agreement entered into as of October 2, 2000, by and between Master-Halco, Inc., a California corporation (the "Buyer") and Reeves Southeastern Corporation, a Florida corporation (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

         This Agreement contemplates a transaction in which the Buyer will purchase substantially all of the assets (and assume substantially all of the liabilities) of the Seller in return for cash.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1. Definitions.

         "Accounting Firm" has the meaning set forth in Section 2(g) below.

         "Accounts Receivable" means all notes and accounts receivables, advances, employee loan receivables, manufacturer and supplier rebates and all other receivables owned by Seller in existence on the Closing Date.

         "Accounts Receivable Schedule" has the meaning set forth in Section 4(p) below.

         "Acquired Assets" means all of the right, title, and interest that the Seller possesses and has the right to transfer in and to all of the assets relating to the Business, including all of its (a) real property, leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenances thereto (such as appurtenant rights in and to public streets), (b) (1) tangible personal property (such as machinery, equipment, manufactured and purchased parts, goods in process and finished goods, furniture, office, telecommunication and computer equipment, automobiles, trucks, tractors, trailers, tools, jigs, and dies) and (2) Inventory, (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein, (d) personal property leases, subleases, and rights thereunder, (e) agreements, contracts, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder, (f) Accounts Receivable, notes, and other receivables, (g) the M&M Venture Shares, (h) claims, deposits (including without limitations, utility deposits and deposits with respect to any leased property), prepayments, refunds, vendor rebates, allowances or discounts, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of taxes), (i) Governmental Authorizations, franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental entities, (j) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, policies of title insurance and title abstracts and opinions, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, telephone numbers, and all post office boxes identified in said printed or written materials, (k) those Change in Control and

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Severance Pay Agreements with the employees of the Seller as set forth on
Schedule 1.1-B; provided, however, that the Acquired Assets shall not include
(i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation,
(ii) any Cash, (iii) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement), and (iv) the items described on Schedule 1.1-C ("Excluded Assets").

         "Adverse Consequences" means all actions, suits, proceedings, investigations, charges, complaints, claims, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, and response, investigative, remedial or inspection costs and expenses. The term Adverse Consequences shall not mean any punitive, exemplary or consequential damages or lost profits relating to any of the foregoing, other than any such amounts payable by an Indemnified Party to a third party pursuant to a Third Party Claim.

         "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person within the meaning of the Securities Exchange Act.

         "Agent" means Harris Trust and Savings Bank as agent for itself and for LaSalle Bank National Association and Bank of America, N.A. under that certain Credit Agreement dated April 20, 1998 by and among Diamond, Agent and the other banks a party thereto, any other loan, credit or other agreement by and between Agent and other banks a party thereto, or any extensions, modifications, or supplements to any of the forgoing.

         "Agreed Adjustments" has the meaning set forth in Section 2(g) below.

         "Agreed Accounting Principles" means GAAP consistently applied.

         "Agreed Rate" means the rate of interest actually earned on the Escrow Amount.

         "Applicable Contract" has the meaning set forth in Section 4(j) below.

         "Assumed Liabilities" means the following liabilities and obligations of the Seller (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising from or relating to the Acquired Assets: (a) all Standard Product Warranty Obligations, (b) all liabilities and obligations under contracts for sales or purchase of Inventory in the Ordinary Course of Business, and all liabilities and obligations of the Seller under the agreements, contracts, leases, licenses and other arrangements set forth in Section 4(j) of the Disclosure Schedule, (c) accounts payables incurred by Seller in the Ordinary Course of Business and not related to any Excluded Asset, (d) all obligations and liabilities, in an amount not to exceed $700,000 in the aggregate, concerning those Change in Control and Severance Pay Agreements with the employees of the Seller as set forth on Schedule 1.1-B, (e)

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accrued employee vacation as set forth on Section 4(l) of the Disclosure
Schedule, and (f) amounts payable under the terms of the Prospective Purchaser Agreement, to the extent that the Purchase Price has been reduced therefor pursuant to clause (i) of Section 2(m); provided, however, that the Assumed Liabilities shall not include any liability or obligation of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement), or the Excluded Liabilities.

         "Business" means the Seller's business of manufacturing, fabricating and distributing fencing products. As used in this Agreement, "Business" also includes historical operations of manufacturing, fabricating and distributing fencing products of Southeastern International Sales, Inc., which corporation is inactive and holds no operational assets and which corporation's operations have been absorbed into the operation of Seller.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer's Indemnified Parties" has the meaning set forth in Section 9(b) below.

         "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "Closing" has the meaning set forth in Section 2(j) below.

         "Closing Date" has the meaning set forth in Section 2(j) below.

         "Closing Date Inventory " has the meaning set forth in Section 2(f)) below.

         "Closing Date Inventory Schedule" has the meaning set forth in Section 2(f)) below.

         "Closing Date Accounts Receivable" has the meaning set forth in Section 4(p) below.

         "Closing Date Balance Sheet" has the meaning set forth in Section 2(g) below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidentiality Agreement" has the meaning set forth in Section 10(d) below.

         "Consent Decree" means the Consent Decree entered July 17, 1995 in U.S.
v. Reeves Southeastern Corporation, Case No. 94-1752-CIV-T-24A in the United States District Court for the Middle District of Florida.

         "Diamond" means Diamond Home Services, Inc., a Delaware corporation.

         "Diamond Acquisition" means the closing of the purchase of Seller by Diamond Home Services, Inc., a Delaware corporation, on April 20, 1998.

         "Disclosure Schedule" has the meaning set forth in Section 4 below.

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         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan, or (d) Employee Welfare Benefit Plan.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(l).

          "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, waters of the contiguous zone, stream sediments, ambient air, plant and animal life, and any other environmental medium or natural resource.

         "Environmental Law" means any Legal Requirement pertaining to, relating to, or in any way arising out of the Environment, environmental protection, pollution, the use, storage, treatment, generation, transportation, processing, handling, production, manufacturing, or disposal of materials (including Hazardous Materials), the release or discharge of Hazardous Materials into the Environment, health, safety, and further including, without limitation, any Legal Requirement related to obtaining and maintaining in force all environmental permits, licenses, registration, and other Governmental Authorizations, making all notifications, and involving all Governmental Bodies in environmental activities as required, and all of the foregoing in existence on the Closing Date.

          "Environmental Liabilities" means any cost, damages, expense, liability, obligation, or other responsibility arising out of a Third Party Claim from or under Environmental Law, including but not limited to:

         (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, and regulation of chemical substances or products);

         (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial or inspection costs and expenses arising under any Environmental Law;

         (c) financial responsibility under any Environmental Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law and for any natural resource damages;

         (d) any other compliance, corrective, investigative, or remedial measures required under any Environmental Law; or

         (e) any toxic tort arising out of any Environmental Law.

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         The terms "removal," "remedial," and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601 et seq., as amended ("CERCLA").

         "Escrow Agent" means The Northern Trust Company, Chicago, Illinois.

         "Estimated Preliminary Purchase Price" has the meaning set forth in
Section 2(d).

         "Estimated Preliminary Closing Date Balance Sheet" has the meaning set forth in Section 2(d).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Excluded Assets" means those assets listed as not being a part of the Acquired Assets or described on Schedule 1.1.

         "Excluded Liabilities" means those obligations and liabilities arising from the Excluded Assets and those obligations and liabilities described on
Schedule 1.1-D.

         "Financial Statements" has the meaning set forth in Section 4(e) below.

         "Foreline" means Foreline Security Corporation, a Florida corporation, a wholly-owned subsidiary of Seller.

         "GAAP" means United States generally accepted accounting principles, consistently applied. "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise required by or under the authority of any Governmental Body or pursuant to any Legal Requirement for the operation of the Business.

         "Governmental Body" means any legislative, executive, administrative or judicial authority of any federal, state or local government, including any department, agency, or political subdivision thereof.

         "Hazardous Activity" means distribution, generation, handling, remediating, importing, management, manufacturing, processing, production, refinement, release, storage, transfer, transportation, treatment, or use (including any withdrawal, remediation or other use of groundwater) of Hazardous Materials in, on, under, about, or from the real property or leaseholds, constituting part of the Acquired Assets.

         "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise considered or determined by a federal, state or local government to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law (including without limitation CERCLA and the Resource Conservation and Recovery Act), including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor, asbestos or asbestos-containing materials, heavy metals, solvents, and other substances used in the manufacturing and other operations at the site of the Acquired Assets.

         "Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

         "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

         "Indemnified Party" has the meaning set forth in Section 9(d) below.

         "Indemnifying Party" has the meaning set forth in Section 9(d) below.

         "Independent Certified Public Accountants" shall mean Ernst & Young, LLP, with respect to Seller, and KPMG, LLP, with respect to Buyer.

         "Intellectual Property" has the meaning set forth in Section 4(i) below.

         "Inventory" means all items of inventory, goods held for sale, merchandise, finished products, component and raw materials.

         "Knowledge" means actual knowledge of those persons set forth on
Schedule 1.1.A.

         "Legal Requirement" means any applicable federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, rule, statute, or treaty, and any applicable order, writ, injunction, decision, award, judgment or decree of any Governmental Body.

         "March 31 Financial Statements" has the meaning set forth in Section 4(e) below.

         "M&M Venture Shares" has the meaning set forth in Section 4(d) below.

         "Net Working Capital" means the sum of the following:

                  (i) Accounts Receivable (less related allowance for doubtful accounts) generated by or relating to the Acquired Assets; plus

                  (ii) Inventory (net of reserves for obsolete or slow-moving items); plus

                  (iii) prepaid expenses and deposits relating to the Acquired Assets; minus

                  (iv) accounts payable which constitute Assumed Liabilities; minus

                  (v) accrued expenses which constitute Assumed Liabilities;

         all as determined under the Agreed Accounting Principles and reflected on the Closing Date Balance Sheet.



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         "Ordinary Course of Business" means an action taken by Seller in the ordinary course of business of the Seller consistent with past custom and practice and such action is similar in nature and magnitude to actions customarily taken, without any authorization from the board of directors (or any Person or group of Persons exercising similar authority), in the ordinary course of the normal day to day operations of other Persons that are in the same line of Business as Seller.

         "Party" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Body.

         "Preliminary Accounting Report" has the meaning set forth in Section 2(e) below.

         "Preliminary Closing Date Accounts Receivable Schedule" has the meaning set forth in Section 4(p)) below.

         "Preliminary Closing Date Balance Sheet" has the meaning set forth in
Section 2(e) below.

         "Preliminary Closing Date Inventory Schedule" has the meaning set forth in Section 2(f) below.

         "Preliminary Purchase Price" has the meaning set forth in Section 2(e) below.

         "Pro Forma Balance Sheet" has the meaning set forth in Section 4(e) below.

         "Prospective Purchaser Agreement" has the meaning set forth in
Section 6(a)(xi) below.

         "Purchase Price" has the meaning set forth in Section 2(c) below.

         "Release" has the meaning ascribed thereto under CERCLA.

         "Representative" means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money or credit purchase of goods.

         "Seller's Indemnified Parties" has the meaning set forth in Section 9(c) below.



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

         "Subsidiary" means any corporation, limited liability company, or other entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors, managers, or other persons with the power to control the management of such entity.

         "Seller" has the meaning set forth in the preface above.

         "Standard Product Warranty Obligations" are those obligations to repair or replace goods sold by Seller prior to the Closing Date under standard printed warranties as forth in Section 4(r) of the Disclosure Schedule. In no event shall Standard Product Warranty Obligations mean or include any liability for any remedy for repair or replacement in any amount beyond the purchase price of the goods sold, including consequential or incidental damages as said terms are defined in the Uniform Commercial Code, lost profits, personal injury or property damage, or for punitive or exemplary damages irrespective as to whether the Seller has liability for consequential, incidental, punitive or exemplary damages.

         "SWP Shares" has the meaning set forth in Section 4(d) below.

         "Tax" means any tax (including income tax, capital gains tax, value added tax, gross receipts tax, business occupation tax, sales or use tax, property tax, franchise tax, gift, estate, or excise tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax) imposed, assessed, or collected by or under the authority of any Governmental Body, or payable pursuant to any tax sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

         "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Title Searches and Surveys" has the meaning set forth in Section 4(h) below.

         "Third Party Claim" means a claim asserted by a Governmental Body or any other Person not a party to this Agreement.

         "Threat of Release" means any substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "Threatened" means, with respect to any claim, proceeding, dispute, action, or other matter, that a demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or that another event has occurred or other circumstances exist that would lead a reasonably prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         2. Basic Transaction.

                  (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all of the Acquired Assets for the consideration specified in this Section 2.

                  (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for and discharge all of the Assumed Liabilities. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or liability of the Seller. Buyer is not Seller's successor-in-interest and Seller will remain liable for all of its obligations other than the Assumed Liabilities.

                  (c) Purchase Price. The purchase price for the Acquired Assets (the "Purchase Price") shall be the sum of the following:

                           (i) $35,500,000.00; plus

                           (ii) the excess of Net Working Capital as reflected
in the Closing Date Balance Sheet over the Net Working Capital as reflected in the Pro Forma Balance Sheet or minus the excess of the Net Working Capital as reflected in the Pro Forma Balance Sheet over the Net Working Capital as reflected in the Closing Date Balance Sheet, as the case may be.

                  (d) Determination of Estimated Preliminary Purchase Price and Estimated Preliminary Closing Date Balance Sheet. At least three (3) business days prior to the Closing Date, Seller shall deliver to Buyer a certificate executed on behalf of Seller by the President or any Vice President of Seller, dated as of the date of its delivery, stating that there has been conducted under the supervision of such officer a review of all relevant information and data then available and setting forth Seller's best estimate of the Purchase Price, including an estimate of the various accounts which such officer anticipates based upon the most recent available financial statements will be reflected on the Closing Date Balance Sheet prepared in accordance with the Agreed Accounting Principles (the "Estimated Preliminary Purchase Price" and the "Estimated Preliminary Closing Date Balance Sheet"). Such Estimated Preliminary Purchase Price and Estimated Preliminary Closing Date Balance Sheet shall be subject to approval by Buyer.

                  (e) Determination of the Preliminary Closing Date Balance Sheet and the Preliminary Purchase Price.

                           As promptly as practicable following the Closing Date
(but not later than sixty (60) days after the Closing Date),

                           (i)      Buyer shall:

                                    (A) prepare a Preliminary Closing Date
Inventory Schedule, in accordance with the provisions of Section 3(g) below;

                                    (B) prepare a Closing Date Accounts
Receivable Schedule, in accordance with the provisions of Section 4(p) below;

                                    (C) prepare, in accordance with the Agreed
Accounting Principles, a balance sheet as the Closing Date with respect to the Acquired Assets and the Assumed Liabilities (the "Preliminary Closing Date Balance Sheet");

                                    (D) determine the Purchase Price in
accordance with the provisions of this Agreement (such Purchase Price as determined by Buyer being referred to as the "Preliminary Purchase Price"); and

                                    (E) deliver to Seller each of the items set
forth in subparagraphs (A), (B), and (C) above, and a certificate of the Buyer setting forth its calculation of the Preliminary Purchase Price (the "Preliminary Accounting Report").

                  (f) Inventory Valuation. The Seller shall conduct a physical inventory of the Inventory in manner customary in the industry. The physical inventory shall commence upon the close of business on the Friday immediately preceding the Closing. Seller shall provide sufficient personnel to assist in the conduct of the physical inventory. Inventories are to be stated at the lower of cost or net realizable value determined on a first in, first out (FIFO) method consistently applied. Buyer and at Buyer's option, Buyer's Independent Certified Accountants shall be permitted to observe or review in all respects the physical inventory and each of the agreed upon procedures. Upon completion of the physical inventory by Seller (other than price testing as set forth below), as promptly as practical following the Closing Date (but not later than thirty (30) days following the Closing Date), Seller shall deliver the results thereof, together with such books, records and other information (including work papers) relevant to the conduct of the physical inventory to Buyer so that Buyer can prepare a Preliminary Closing Date Inventory Schedule for inclusion as part of the Preliminary Accounting Report which shall be submitted to Seller for review and approval pursuant to Section 2(e)(i). Buyer shall be privileged to complete price testing and other procedures following the physical inventory conducted by Seller and all such price testing and other post-physical inventory procedures performed and the results thereof shall be included in the Preliminary Accounting Report.

                  (g) Procedures for Review and Approval of Closing Date Balance Sheet and Purchase Price.

                           (i) Promptly following receipt of the Preliminary
Accounting Report, Seller may review the same and, within thirty (30) days after the date of such receipt, may deliver to Buyer a certificate setting forth its objections to the Preliminary Closing Date Balance Sheet and the Preliminary Purchase Price as set forth in the Preliminary Accounting Report, together with a summary of the reasons therefor and calculations which, in its view, are necessary to eliminate such objections. If Seller does not so object within such 30-day period, the Preliminary Closing Date Balance Sheet and the Preliminary Purchase Price set forth in the Preliminary Accounting Report shall be final and binding as the "Closing Date Balance Sheet" and the Purchase Price, respectively, for purposes of this Agreement.

                           (ii) If Seller so objects within such 30-day period,
Buyer and Seller shall use their reasonable efforts to resolve by written agreement (the "Agreed Adjustments") any differences as to the Preliminary Closing Date Balance Sheet and the Preliminary Purchase Price and, in the event Buyer and Seller so resolve any such differences, the Preliminary Closing Date

Balance Sheet and the Preliminary Purchase Price set forth in the Preliminary Accounting Report as adjusted by the Agreed Adjustments shall be final and binding as the Closing Date Balance Sheet and the Purchase Price, respectively, for purposes of this Agreement, in the absence of manifest error.

                           (iii) If any objections raised by Seller are not
resolved by Agreed Adjustments within the 30-day period next following such 30-day period, then Buyer and Seller shall submit the objections that are then unresolved to Pricewaterhouse Coopers or any other national accounting firm acceptable to both Buyer and Seller, who shall certify its independence to Buyer and Seller in writing, and such firm (the "Accounting Firm") shall be directed by Buyer and Seller to resolve the unresolved objections (based solely on the presentations by Buyer and by Seller and their respective Independent Certified Public Accountants as to any disputed matter) within thirty (30) days of receipt of such submission and to deliver written notice to each of Buyer and Seller setting forth its resolution of the disputed matters. The Preliminary Closing Date Balance Sheet and the Preliminary Purchase Price, after giving effect to any Agreed Adjustments and to the resolution of disputed matters by the Accounting Firm, shall be final and binding as the Closing Date Balance Sheet and the Purchase Price, respectively.

                  (h) Expenses for Closing Date Balance Sheet. The parties hereto shall make available to Buyer, Seller and, if applicable, the Accounting Firm, such books, records and other information (including work papers) as any of the foregoing may reasonably request to prepare or review the Preliminary Accounting Report or any matters submitted to the Accounting Firm. The fees and expenses of the Accounting Firm hereunder shall be paid 50% by Buyer and 50% by Seller. The fees and expenses of each the Buyer and Seller and their respective Independent Certified Public Accountants shall be paid by the parties as provided for in Section 10(l).

                  (i) Adjustment. Promptly after the determination of the Purchase Price pursuant to Section 2(g) that is final and binding as set forth herein, the Purchase Price shall be adjusted as follows:

                           (i) if the Purchase Price exceeds the Estimated
Preliminary Purchase Price, Buyer shall pay to Seller, by wire transfer of immediately available funds to such bank account(s) of Seller as Seller shall designate in writing to Buyer, an amount equal to the excess of the Purchase Price over the Preliminary Purchase Price, plus interest on such excess from the Closing Date to the date of payment thereof at the Agreed Rate; or

                           (ii) if the Estimated Preliminary Purchase Price
exceeds the Purchase Price, Buyer and Seller shall cause the Escrow Agent to pay to Buyer, by wire transfer of immediately available funds to such bank account of Buyer as Buyer shall designate in writing to the Escrow Agent, an amount equal to the excess of the Estimated Preliminary Purchase Price over the Purchase Price, plus interest on such excess from the Closing Date to the date of payment thereof at the Agreed Rate.

                  (j) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of McDermott, Will & Emery in Chicago, Illinois, commencing at 9:00 a.m. local time on January 16, 2001 (or, if later, the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine) (the "Closing Date").

                  (k) Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 6(b) below, (iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer (A) assignments (including real property and intellectual property transfer documents) in the forms attached hereto as Exhibit A and B and (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request, (iv) the Buyer will execute, acknowledge (if appropriate), and deliver to the Seller (A) an assumption in the form attached hereto as Exhibit C and (B) such other instruments of assumption as the Seller and its counsel reasonably may request, and (v) the Buyer will deliver to the Seller, or to the Agent to the extent necessary to satisfy the condition specified in Section 6(a)(viii), the Estimated Preliminary Purchase Price, in cash, less the amount delivered by the Buyer to the Escrow Agent pursuant to
Section 2(l) and less the amount of the reduction specified in Section 2(m).

                  (l) Escrow. On the Closing Date, the Buyer shall withhold from the Estimated Preliminary Purchase Price payable on the Closing Date, and shall deliver by wire transfer of immediately available funds to the Escrow Agent, to be held in an interest-bearing account pursuant to the terms of an escrow agreement in the form of Exhibit D attached hereto (the "Escrow Agreement"), the sum of (i) $500,000 in cash, (the "Indemnification Escrow Amount"), which may be used to satisfy certain amounts due to Buyer pursuant to Section 9(e) hereof, and (ii) $1,000,000 in cash (the "Adjustment Escrow Amount"), which may be used to satisfy the obligations of Seller under Section 2(i)(ii) and Section 8(i) and the balance of which, if any, shall be paid to Seller in accordance with the terms of the Escrow Agreement. Buyer's recourse for liabilities arising under
Section 2(i)(ii) and Section 8(i) shall be limited to the Adjustment Escrow Account.

                  (m) Reduction for Environmental Costs. The Purchase Price shall be reduced by (i) any amounts payable under the terms of the Prospective Purchaser Agreement and not paid prior to the Closing Date, and (ii) the amount of expenses reasonably expected to be required by Buyer in order to complete all remediation and other work that is required under the Prospective Purchaser Agreement, with such amount to be reasonably determined in good faith by Buyer and Seller or, if they fail to agree on such amount within 10 days after receipt of the Prospective Purchaser Agreement, to be determined by seeking bids from three environmental consultants, one chosen by Buyer, one chosen by Seller with the third chosen by the agreement of the two previously selected consultants. Each such consultant shall submit its estimate of the expenses required for remediation pursuant to the Prospective Purchaser Agreement, with the final determination of the expense being the average of the two estimates, out of the three, that are closest to one another.

                  (n) Allocation. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Exhibit E.

                  3. Representations and Warranties of the Buyer. Except where the warranty specifies another time, the Buyer represents and warrants to the Seller that the statements contained in this Section 3 are true and correct as of the date of this Agreement.

                  (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of California its jurisdiction of incorporation. Buyer is duly authorized to conduct business and is in good standing as a foreign corporation in the State of Florida and under the laws of each other jurisdiction where such qualification is required.

                  (b) Authorization of Transaction. The Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable against Buyer in accordance with its terms and conditions, except as enforcement thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general, moratorium laws or by general principles of equity. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order to consummate the transactions contemplated by this Agreement.

                  (c) Sufficient Funds. At the Closing, Buyer will have cash available, in amounts sufficient to pay at the Closing the Purchase Price for the Acquired Assets and to assume the Assumed Liabilities as provided in Section 2 above.

                  (d) Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller or any of its Affiliates could become liable or obligated.

                  (e) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Body to which the Buyer is subject or any provision of the charter or bylaws of the Buyer or
(ii) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets are subject.

                  (f) Investment. Buyer is not acquiring any capital stock or other equity interests with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                  4. Representations and Warranties Concerning the Seller . Subject to the limitations set forth in Section 9, Seller represents and warrants to Buyer that the statements contained in this Section 4 are true and correct as of the date of this Agreement except as set forth in or apparent from information contained in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

                  (a) Qualification and Corporate Power. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. The Seller is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Seller has full power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligations of the Seller, enforceable against the Seller in accordance with its terms and conditions, except as enforcement thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general, moratorium laws or by general principles of equity.

                  (b) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Body to which the Seller is subject or any provision of the charter or bylaws of the Seller or
(ii) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any material agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject. The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order for the Parties to consummate the transactions contemplated by this Agreement, except consents, as set forth in Section 4(b) of the Disclosure Schedule, to the transfer of franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from Governmental Bodies as set forth in Section 4(f) and Section 4(m) of the Disclosure Statement.

                  (c) Title to Assets. The Seller owns or has a valid leasehold interest in or other valid right to use, the Acquired Assets. After disbursement of the Purchase Price, the Acquired Assets shall be free and clear of all Security Interests. The Acquired Assets include all rights and property, tangible and intangible, necessary to the conduct of the Business in the manner it is presently conducted by Seller, and no Excluded Assets constitute property or rights necessary to the conduct of the Business in the manner it is presently conducted by Seller. At Closing, the book value (determined in accordance with GAAP) of the tangible assets of Seller which constitute Acquired Assets, other than Inventory, Accounts Receivable and prepaid expenses, will not be less than $9,921,498, less accumulated depreciation incurred since March 31, 2000. The tangible assets included in the Acquired Assets, taken as a whole, are in good working order, ordinary wear and tear excepted.

                  (d) Subsidiaries and Investments. Section 4(d) of the Disclosure Schedule identifies all Subsidiaries and investments of Seller. Except for Seller's ownership of record and beneficially of 1 share of no par value common stock of M&M Venture Capital Corp. (the "M&M Venture Shares"), which owns of record and beneficially 1,300 shares of no par value common stock of SWP Industries Inc. (the "SWP Shares"), representing (according to the information most recently provided to Seller by SWP Industries Inc.) approximately 8% of the issued and outstanding capital stock of SWP Industries Inc., the Acquired Assets do not, directly or indirectly: (i) include any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity; or (ii) control any corporation, partnership, joint venture or other entity. With the exception of M&M Venture Capital Corp., SWP Industries, Inc., and Foreline, each Subsidiary of Seller is inactive and contains no assets used or useful in the conduct of the Business by Seller. Other than encumbrances and security interests that will be discharged in full and released by the disbursement of the Purchase Price in accordance with Section 6(a)(viii), the M&M Venture Shares and the SWP Shares are owned free and clear of all encumbrances and security interests, including purchase money liens and other liens in the ordinary course of business. No legend or other reference to any purported encumbrance appears upon any certificate representing the M&M Venture Shares and the SWP Shares (except for the legend with respect to the Unanimous Shareholder Agreement). All of the M&M Venture Shares and the SWP Shares have been duly authorized and validly issued and are fully paid and nonassessable. The M&M Venture Shares constitute 100% of the issued and outstanding equity securities of M&M Venture Capital Corp. There are no contracts relating to the issuance, sale, or transfer of any equity securities or other securities of M&M Venture Capital Corp. or the SWP Shares by which either the M&M Venture Capital Corp. or Seller is bound. None of the outstanding equity securities or other securities of M&M Venture Capital Corp. was issued in violation of the Securities Act or any other Legal Requirement. M&M Venture Capital Corp. is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required and each has full power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. M&M Venture Capital Corp. is not subject to any liability or obligation of any nature, direct or indirect, accrued or contingent, except as disclosed in
Section 4(d) of the Disclosure Schedule.

                  (e) Financial Statements; Books and Records. Attached hereto as Exhibit F are (i) consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow, independent accountant's audit report, and consolidating schedules--balance sheet, for the Seller which have been audited by Seller's Independent Certified Accountants, (the "Most Recent Financial Statements"), as of and for the 12 months ended December 31, 1999 (ii) interim consolidated balance sheet and statement of earnings and consolidating schedule--balance sheet for the Seller as of and for the period ended March 31, 2000 which have not been audited or reviewed by Seller's Independent Certified Accountants ("March 31 Financial Statements") and (iii) and a non-consolidated balance sheet of Seller as March 31, 2000, prepared in conformity with the provisions of this Agreement containing only the Acquired Assets and the Assumed Liabilities and excluding Excluded Assets and Excluded Liabilities (the "Pro Forma Balance Sheet") as set forth in Exhibit G, which also has not been audited or reviewed by Seller's Independent Certified Accountants (collectively, the "Financial Statements"). The Most Recent Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Seller in all respects as of such dates and the results of operations of the Seller for such periods. The March 31 Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Seller as of such dates and results of operations of the Seller for such periods, but are subject to normal year-end adjustments and lack footnotes and other presentation items. The Pro Forma Balance Sheet has been based upon the March 31 Financial Statements. The books of account of Seller are complete and correct and have been maintained in accordance with sound business practice, including the maintenance of a system of internal controls.

                  (f) Legal Compliance.

                           (i) Seller is, and at all times since the Diamond
Acquisition, has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its Business or the ownership or use of any of the Acquired Assets;

                           (ii) To Seller's Knowledge, no event has occurred or
circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial or response action of any nature; and

                           (iii) Seller has not received, at any time since the
Diamond Acquisition, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any material Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial or response action of any material nature.

                           (iv) Section 4(f) of the Disclosure Schedule contains
a complete and accurate list of each Governmental Authorization that is held by Seller or that otherwise relates to the Business of, or to any of the Acquired Assets. Each Governmental Authorization listed Section 4(f) of the Disclosure
Schedule is valid and in full force and effect.

                           (v) Seller is, and at all times since the Diamond
Acquisition, has been, in compliance with all of the terms and requirements of each Governmental Authorization identified in Section 4(f) of the Disclosure Schedule;

                           (vi) To Seller's Knowledge, no event has occurred or
circumstance exists that may (with or without notice or lapse of time) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed in Section 4(f) of the Disclosure Schedule;

                           (vii) Seller has not received, at any time since the
Diamond Acquisition, any notice or other written communication from any Governmental Body or any other Person regarding any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization;

                           (viii) All applications required to have been filed
for the renewal of the Governmental Authorizations listed in Section 4(f) of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies; and

                           (ix) The Governmental Authorizations listed Section
4(f) of the Disclosure Schedule collectively constitute all of the Material Governmental Authorizations necessary to permit Seller to lawfully conduct and operate the Acquired Assets and own and use the Acquired Assets in the manner in which it currently owns and uses such assets

                  (g) Tax Matters.

                           (i) Seller has filed or caused to be filed on a
timely basis all Tax Returns that are required to be filed by it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Seller has delivered to Buyer copies of, and Section 4(g) of the Disclosure Schedule contains a complete and accurate list of, all such Tax Returns relating to sales and use taxes filed monthly since the Diamond Acquisition. Seller has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller, except such Taxes, if any, as are listed in Section 4(g) of the Disclosure Schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Financial Statements.

                           (ii) The United States federal income Tax Returns of
Seller subject to such Taxes since the Diamond Acquisition have been audited by the IRS or are closed by the applicable statute of limitations for all taxable years through December 31, 1999. Section 4(g) of the Disclosure Schedule contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Section 4(g) of the Disclosure Schedule, are being contested in good faith by appropriate proceedings. Section 4(g) of the Disclosure Schedule describes all adjustments to the United States federal income Tax Returns filed by Seller, any Subsidiary or Affiliate of Seller or any group of corporations including Seller, any Subsidiary or Affiliate of Seller, for all taxable years since the Diamond Acquisition, and the resulting deficiencies proposed by the IRS. Except as described in Section 4(g) of the Disclosure Schedule no Seller or Subsidiary or Affiliate of Seller has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of Seller any Subsidiary or Affiliate, or for which Seller, any Subsidiary or Affiliate of Seller may be liable.

                           (iii) The charges, accruals, and reserves with
respect to Taxes on the respective books of Seller, are adequate (determined in accordance with GAAP) and are at least equal to the liability for Taxes. There exists no proposed tax assessment against Seller, except as disclosed in the Balance Sheet or in Section 4(g) of the Disclosure Schedule. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by Seller. All Taxes that Seller is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                           (iv) All Tax Returns filed by (or that include on a
consolidated basis) Seller are true, correct, and complete. There is no tax sharing agreement that will require any payment by Seller.

                           (v) The Seller is not a party to any Tax allocation
or sharing agreement.

                  (h) Real Property.

                           (i) Section 4(h)(i) of the Disclosure Schedule lists
all real property that is a not an Excluded Asset. Seller has made available, or will make available prior to Closing, to Buyer copies of the deeds and other instruments by which Seller acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in possession of the Seller, and will make available to Buyer, or an abstractor or title insurer reasonable selected by Buyer and reasonably acceptable to Seller, the originals of all such abstracts of title in possession of Seller for the purposes of obtaining policies of title insurance. With respect to each such parcel of real property, owned by Seller:

                           (A) Seller has good and marketable title to all real
property, fixtures and mixed real and personal property located on real property that it purports to own that constitute a part of the Acquired Assets. After disbursement of the Purchase Price at the Closing, each parcel of real property, and fixtures and mixed real and personal property located on each parcel of real property that is an Acquired Asset, will be free and clear of any Security Interest, including any purchase money liens, and other liens arising in the Ordinary Course of Business. At the Closing, each parcel of real property, and fixtures and mixed real and personal property located on each parcel of real property shall be free and clear of any easement, covenant, or other restrictions, except for (i) installments of taxes and special assessments not yet due, (ii) minor imperfections in title, easements, covenants, variances, building restrictions, governmental restrictions, land use and zoning restrictions, and other restrictions existing generally with respect to properties of a similar character, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property, or impairs the use and operations of the Seller. All buildings, plants, and structures owned by the Seller that is an Acquired Asset lie wholly within the boundaries of the real property owned by the Seller and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

                           (B) There are no leases, subleases, licenses,
concessions, or other agreements granting to any party or parties the right of use or occupancy of any material portion of the parcel of real property, fixtures or mixed real and personal property located on real property that is an Acquired Asset that would survive the Closing; and

                           (C) There are no outstanding options or rights of
first refusal to purchase any parcel of real property, fixtures or mixed real and personal property located on real property that is an Acquired Asset that would survive the Closing.

                  (ii) Section 4(h)(ii) of the Disclosure Schedule lists all real property leased or subleased to the Seller or any of its Subsidiary or Affiliate, or by the Seller, any Subsidiary or Affiliate of Seller that is an Acquired Asset. The Seller has made available to the Buyer copies of the leases and subleases listed in Section 4(h)(ii) of the Disclosure Schedule. Seller is, and at all times since the Diamond Acquisition has been, in compliance with all applicable terms and requirements of each lease and sublease. To the Knowledge of Seller, each other Person that has or had any obligation or liability under any such lease or sublease, or any interest in the real property which is the subject of any such lease or sublease of Seller, including sublessors and master lessors, is, and since the Diamond Acquisition has been, in compliance with all applicable terms and requirements of such lease or sublease, that is a part of the Acquired Assets. To Seller's Knowledge, no event has occurred or circumstance exists (with or without notice or lapse of time) may give any Person the right to declare a default, or exercise any remedy under, or to cancel, terminate or modify any lease or sublease that is a part of the Acquired Assets. Seller has neither given nor received from any Person, at any time since the Diamond Acquisition, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of or default under any lease or sublease that is an Acquired Asset. There are no negotiations of, attempts to renegotiate, or outstanding rights to renegotiate any amounts paid or payable under any lease or sublease that is an Acquired Asset, and to the Knowledge of Seller, no such Person has made written demand for such renegotiation. Each lease and sublease listed in Section 4(h)(ii) of the Disclosure Schedule is legal, valid, binding, enforceable on the part of the Seller against the parties to such lease or sublease in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general, moratorium laws or by general principles of equity, and in full force and effect.

                  (i) Intellectual Property.

                           (i) Intellectual Property--The term "Intellectual
                  Property" includes:

                           (A) the name Reeves Southeastern, and all fictional
                  business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks"); and

                           (B) all know-how, trade secrets, confidential
                  information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by Buyer as licensee or licensor.

                           (ii) Agreements--Section 4(i) of the Disclosure
                  Schedule contains a complete and accurate list and summary description, including any royalties paid or received by Seller, of all Contracts relating to the Intellectual Property to which Seller is a party or by which Seller is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $1,000 under which Seller is the licensee. There are no outstanding and, To Seller's Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

                           (iii) Know-How Necessary for the Business.

                           The Intellectual Property is all that necessary for
                  the operation of the Seller's Business as it is currently conducted. Seller is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, including all purchase money liens and other liens incurred in the Ordinary Course of Business, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property.

                           (iv) Patents. Seller has no patents and none are
                  conveyed to Buyer in the transactions contemplated by this Agreement;

                           (v) Trademarks

                           (A) Section 4(i) of the Disclosure Schedule contains
                  a complete and accurate list and summary description of all Marks. Seller is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                           (B) All Marks that have been registered with the
                  United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                           (C) No Mark has been or is now involved in any
                  opposition, invalidation, or cancellation and, To Seller's Knowledge, no such action is Threatened with the respect to any of the Marks.

                           (D) To Seller's Knowledge, there is no potentially
                  interfering trademark or trademark application of any third party.

                           (E) No Mark is infringed or, To Seller's Knowledge,
                  has been challenged or threatened in any way. To Seller's Knowledge, none of the Marks used by Seller infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                           (F) All products and materials containing a Mark bear
                  the proper federal registration notice where permitted by law.

                           (vi) Copyrights. Seller has no copyrights and none
                  are conveyed to Buyer in the transactions contemplated by this Agreement;

                           (vii) Trade Secrets

                           (A) With respect to each Trade Secret, the
                  documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                           (B) Seller has taken all reasonable precautions to
                  protect the secrecy, confidentiality, and value of their Trade Secrets.

                           (C) Seller has good title and an absolute (but not
                  necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, To Seller's Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than Diamond or Foreline) or to the detriment of Diamond or Foreline. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

                  (j) Contracts; No Defaults

                           (i) Section 4(j) of the Disclosure Schedule contains
a complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of any agreement, contract, obligation, promise, or undertaking that is legally binding, under which Seller has any rights, has any or may become subject to any obligation or liability, or by which Seller or any of the Acquired Assets owned and used by it is or may become bound ("Applicable Contract"):

                                    (A) each Applicable Contract that involves
performance of services or delivery of goods or materials by Seller of an amount or value in excess of $25,000; each Applicable Contract for the purchase of Inventory by Seller of an amount or value in excess of $100,000; and each other Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Seller in excess of $25,000;

                                    (B) each lease, rental or occupancy
agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, personal property or fixtures (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 or with terms of less than one year which are otherwise scheduled on Section 4(h)(i) of the Disclosure Schedule;

                                    (C) each licensing agreement or other
Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property;

                                    (D) each collective bargaining agreement and
other Applicable Contract to or with any labor union or other employee representative of a group of employees;

                                    (E) each joint venture, partnership, and
other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by Seller with any other Person;

                                    (F) each Applicable Contract containing
covenants that in any way purport to restrict the business activity of Seller or any Affiliate of Seller or limit the freedom of Seller or any Affiliate of Seller to engage in any line of business or to compete with any Person, whether or not, and any similar Applicable contract in favor of Seller, its Subsidiaries or Affiliates;

                                    (G) each Applicable Contract providing for
payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                                    (H) each power of attorney that is currently
effective and outstanding with respect to any Applicable Contract;

                                    (I) each Applicable Contract entered into
other than in the Ordinary Course of Business that contains or provides for an express undertaking by Seller to be responsible for consequential damages;

                                    (J) each Applicable Contract for capital
expenditures for an amount in excess of $25,000;

                                    (K) each Standard Product Warranty and each
written warranty guaranty, and or other similar undertaking with respect to contractual performance extended by Seller other than in the Ordinary Course of Business;

                                    (L) except as otherwise disclosed as an
Employee Benefit Plan pursuant to Section 4(l) of the Disclosure Schedule, each Applicable Contract for the employment of any individual on a full-time, part-time, consulting or other basis, not terminable by Seller at will; and

                                    (M) each amendment, supplement, and
modification (whether oral or written) in respect of any of the foregoing.

                           (ii) Except as set forth in Section 4(j) of the
Disclosure Schedule, each contract identified or required to be identified in
Section 4(j) of the Disclosure Schedule is in full force and effect and is valid and enforceable in accordance with its terms.

                           (iii) Except as set forth in Section 4(j) of the
Disclosure Schedule:

                                    (A) Seller is, and at all times since the
Diamond Acquisition, has been, in material compliance with all applicable terms and requirements of each Applicable Contract under which Seller has or had any obligation or liability or by which Seller or any of the Acquired Assets owned or used by Seller is or was bound;

                                    (B) to the Knowledge of Seller, each other
Person that has or had any obligation or liability under any Applicable Contract under which Seller has or had any rights is, and at all times since the Diamond Acquisition has been, in material compliance with all applicable terms and requirements of such Applicable Contract;

                                    (C) no event has occurred or circumstance
exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any Seller or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                                    (D) Seller has neither given to nor received
from any other Person, at any time since the Diamond Acquisition any notice or other written communication regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Applicable Contract.

                           (iv) There are no renegotiations of, attempts to
renegotiate, or outstanding rights to renegotiate any amounts paid or payable to any Applicable Contract under current or completed Applicable Contracts with any Person and, to the Knowledge of Seller, no such Person has made written demand for such renegotiation.

                           (v) The Applicable Contracts relating to the sale,
design, manufacture, or provision of products or services by Seller have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

                           (vi) Except as set forth on Section 4(j) of the
Disclosure Schedule, no consent of any party other than Seller is necessary for the assignment to Buyer of all rights and obligations of Seller under the Applicable Contracts.

                  (k) Litigation. Section 4(k) of the Disclosure Schedule sets forth each instance in which the Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction (other than collection actions brought by Seller in the Ordinary Course of Business). To the Knowledge of Seller (i) no any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction has been Threatened and (ii) no event has occurred or circumstance exists that may give rise to or serve the basis for the commencement of any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction. Seller is, and at all times since the Diamond Acquisition has been, in compliance with all of the terms and requirements of each such injunction, judgment, order, decree, ruling, or charge to which it, or any of the assets owned or used by it have been subject, including any outstanding injunction, judgment, order, decree, ruling, or charge set forth in Section 4(k) of the Disclosure Schedule. To Seller's Knowledge, no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any injunction, judgment, order, decree, ruling, or charge to which Seller, or any of the assets owned or used by Seller, is subject. Seller has not received, at any time since the Diamond Acquisition any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any injunction, judgment, order, decree, ruling, or charge to which Seller, or any of the assets owned or used by Seller, is or has been subject.

                  (l) Employee Benefits.

                           (i) Section 4(l)(i) of the Disclosure Schedule lists
each Employee Benefit Plan that the Seller maintains or to which the Seller contributes.

                           (ii) To the Knowledge of the Seller, each such
Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code.

                           (iii) All contributions (including all employer
contributions and employee salary reduction contributions) which are due have been reserved for in the accounts of the Seller or paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                           (iv) Each such Employee Benefit Plan which is an
Employee Pension Benefit Plan has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code
Section 401(a).

                           (v) None of the Employee Benefit Plans set forth in
Section 4(l) of the Disclosure Schedule is subject to Title IV of ERISA.

                           (vi) Seller has made available to Buyer true and
correct copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                           (vii) Section 4(l)(i) of the Disclosure Schedule sets
forth the employee vacation accrual policy of Seller.

                  (m) Environmental Matters.

                           (i) Seller is, and at all times has been, in material
compliance with, any Environmental Law. To Seller's Knowledge, Seller has no basis to expect, nor has Seller received, any actual or Threatened order, notice, or other communication from (i) any person (including, but not limited to, any Governmental Body, or a person acting in his or her own behalf or in the public interest), or (ii) the current or prior owner or operator of any facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental Liabilities with respect to any of the Acquired Assets (including without limitation properties geologically or hydrologically adjoining the Acquired Assets) or with respect to any property or facility at or to which Hazardous Materials from Acquired Assets were generated, manufactured, refined, transferred, imported, used, or processed by Seller.

                           (ii) There are no pending or, to the Knowledge of
Seller, Threatened claims, encumbrances, or other restrictions of any nature, resulting from any Environmental Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Acquired Assets.

                           (iii) Seller does not have any Knowledge of any basis
to expect, nor has Seller received, any citation, directive, inquiry, notice, order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental Liabilities with respect to any of the Acquired Assets (including without limitation properties geologically or hydrologically adjoining the Acquired Assets) or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Seller from the Acquired Assets have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                           (iv) To Seller's Knowledge, Seller has no
Environmental Liabilities with respect to the Acquired Assets or at any property geologically or hydrologically adjoining the Acquired Assets.

                           (v) Except for Hazardous Materials in quantities
ordinarily and customarily generated, manufactured, refined, transferred, imported, used, or processed by Company in the manufacturing operations at the Acquired Assets in material compliance with applicable Environmental Laws, there are no Hazardous Materials present on or in the Environment at the Acquired Assets or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in drums or barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Acquired Assets or such adjoining property, or incorporated into any structure therein or thereon. To Seller's Knowledge, neither Seller nor any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Acquired Assets, except in compliance with all applicable Environmental Laws.

                           (vi) To Seller's Knowledge, there has been no Release
that is reportable under any applicable Environmental Laws, or any threat of Release which, if it occurred, would be reportable under any applicable Environmental Laws, of any Hazardous Materials at or from the Acquired Assets.

                           (vii) Seller has made available to Buyer true and
complete copies and results of any reports, studies, analyses, tests, or monitoring data possessed or initiated by Seller pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Acquired Assets, or at any property geologically or hydrologically adjoining the Acquired Assets (including, but not limited to, the Reeves Southeastern, Peak Oil Co., and Bay Drum Co. Superfund sites), or concerning compliance by Seller with Environmental Laws.

                           (viii) All remedial action under operable unit #1
required by the Consent Decree for the Reeves Southeastern Superfund Site has been completed and approved by the United States Environmental Protection Agency by letter dated October 6, 1997.

                  (n) Certain Business Relationships with the Seller. None of the Seller's Affiliates owns any asset, tangible or intangible, which is used in the Business, or provides any service to Seller.

                  (o) Brokers' Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                  (p) Accounts Receivable. Seller has delivered to Buyer a current aged list of unpaid Accounts Receivable at July 31, 2000 owing to Seller ("Accounts Receivable Schedule"), and will deliver to Buyer at Closing, an aged list of accounts receivable ("Closing Date Accounts Receivable") owing to Seller as of the close of business on the last business day immediately preceding the Closing Date ("Preliminary Closing Date Accounts Receivable Schedule"), and other information pertaining to the Accounts Receivable as Buyer shall reasonably request. Neither the Accounts Receivable Schedule, the Preliminary Closing Date Accounts Receivable Schedule, or the Closing Date Accounts Receivable Schedule contains any account receivable that is an Excluded Asset.

All Accounts Receivable of Seller that are reflected on the Closing Date Accounts Receivable Schedule or otherwise on the accounting records of the Seller and used in the preparation of the Closing Date Balance Sheet, represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. All Accounts Receivable that are reflected on the Closing Date Accounts Receivable Schedule or otherwise on the accounting records of the Seller and used in the preparation of the Closing Date Balance Sheet, are or will be current and collectible (net of applicable reserves). Each of the Accounts Receivable of Seller that are reflected on the Closing Date Accounts Receivable Schedule or otherwise on the accounting records of the Seller and used in the preparation of the Closing Date Balance Sheet either has been or will be collected in full, without any set-off other than those liabilities assumed under Assumed Liabilities, within 120 days after the Closing Date. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of any accounts receivable of Seller that are reflected on the Closing Date Accounts Receivable Schedule or otherwise on the accounting records of the Seller and used in the preparation of the Closing Date Balance Sheet relating to the amount or validity of same.

                  (q) Inventory. All Inventory used by Seller in the conduct of the Business: (i) was acquired and has been maintained in the Ordinary Course of the Business; (ii) is of a merchantable quality (subject to applicable reserves); and (iii) consists of a quality and condition usable, leasable or saleable in the Ordinary Course of Business.

                  (r) Standard Product Warranty Obligations, Returns and Allowances. All Standard Product Warranties, return policies and procedures and other credit and sales practices of Seller and the Business that have been in force or effect at any time during the preceding twenty-four (24) month period, regardless of the date of the sale to which such warranty, return policy or other practice may relate, are listed or described on Section 4(r) of the Disclosure Schedule. The costs that have been incurred by Seller during the preceding twenty-four (24) month period in connection with Seller fulfilling Standard Product Warranty obligations undertaken by Seller concerning products manufactured or sold by or for Seller, has not exceeded One Hundred Thousand Dollars ($100,000), in the aggregate for such twenty-four (24) month period.

                  (s) Employee Relations. (i) Since the Diamond Acquisition, no Seller, Subsidiary or Affiliate of Seller has been or is a party to any collective bargaining or other labor Contract. Since the Diamond Acquisition, there has not been, there is not presently pending or existing, and To Seller's Knowledge, there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting Seller, any Subsidiary or Affiliate of Seller relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting Seller, or any Subsidiary or Affiliate of Seller, or their premises, or (c) any application for certification of a collective bargaining agent. To Seller's Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by Seller or any Subsidiary or Affiliate of Seller, and no such action is contemplated by Seller or any Subsidiary or Affiliate of Seller. Seller and each Subsidiary and Affiliate of Seller has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Neither Seller nor any Subsidiary or Affiliate of Seller is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

                  (ii) Section 4(s)(ii) of the Disclosure Schedule contains a complete and accurate list of the following information for each employee or director of the Seller, including each employee on leave of absence or layoff status; name; job title; current compensation paid or payable and any change in compensation since the date of the Most Recent Financial Statements; vacation accrued; and services credited for the purposes of vesting and eligibility to participate in any Employee Benefit Plan of Seller. M&M Venture Capital Corp. has never had employees.

                  (t) Customers and Suppliers. Section 4(t) of the Disclosure Schedule contains a list of the 20 largest suppliers and customers of the Seller for each of the two most recent fiscal years (determined on the basis of total dollar purchases). None of the customers or suppliers listed on Section 4(t) of the Disclosure Schedule has indicated that as of the date of this Agreement it intends to terminate its relationship with the Seller.

                  (u) Insurance. (i) Section 4(u) of the Disclosure Schedule describes:

                           (A) a summary of policies of insurance or true and
complete copies of the declaration pages of policies of insurance under which Seller or Diamond is or has been covered at any time since the Diamond Acquisition;

                           (B) true and complete copies of all pending
applications by Seller or Diamond for policies of insurance;

                           (C) any statement by the auditor of Seller or
Diamond's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims; and

                           (D) except for Workers' Compensation matters, any
self-insurance arrangement by or affecting Seller, other than a policy of insurance, for the transfer or sharing of any risk by Seller, including a statement describing the amount and containing a brief description of each pending or threatened claim, name of the claimant, and the reserves established thereunder any contract or arrangement under such self-insurance arrangement.

                  (ii) Except as set forth on Section 4(u) of the Disclosure
Schedule:

                           (A) All policies to which Seller is a party or that
provide coverage to either Seller:

                                    (1) are valid, outstanding and enforceable;

                                    (2) are issued by an insurer that is
financially sound and reputable; and

                                    (3) will continue in full force and effect
through the Closing, or will be replaced by policies that afford substantially similar coverage, policy limits and other terms, and that otherwise are in conformity with the provisions of this Section 4(u);

                           (B) Each pending litigation matter disclosed in items
1, 4, 5, 8 and 9 of Section 4(k) of the Disclosure Schedule is an insurable matter under the policies of insurance disclosed in subsection (i) above, without, with respect to each matter disclosed in items 1, 4, 8 and 9 of Section 4(k) of the Disclosure Schedule, any reservation of rights on the part of any insurer;

                           (C) Neither Seller nor Diamond has received (1) any
refusal of coverage of a claim against Seller, or any notice that a defense will be afforded on a claim against Seller with reservation of rights, or (2) any notice of cancellation or any other indication that any insurance policy that provides coverage to Seller is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder;

                           (D) Seller and Diamond have paid all premiums due,
and have otherwise performed all of their respective obligations, under each policy to which Seller is a party or that provides coverage to Seller.

                           (E) Seller or Diamond has given notice to the insurer
of all known claims of Seller that may be insured by such insurer, and each such claim is an insurable matter under the policies of insurance disclosed in subsection (i) above, without any reservation of rights on the part of any insurer; and

                           (F) The policies of insurance described in subsection
(i) above, taken together, provide adequate insurance coverage both for outstanding claims and otherwise for the assets and operations of Seller, Diamond and the other insureds for all risks normally insured against by a Person carrying on the same business or businesses as Seller, Diamond and the other insureds, notwithstanding the erosion of aggregate limits for all such past claims, and for claims that may be incurred by Seller or Diamond prior to Closing.

                  (v) No Material Adverse Change. Since the date of the Most Recent Financial Statements, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of Seller, and no event has occurred or circumstance exists that may result in such a material adverse change.

                  (w) Absence of Certain Changes and Events. Except as set forth in Section 4(v) of the Disclosure Schedule, since the date of the Most Recent Financial Statements, Seller has conducted its businesses only in the Ordinary Course of Business and there has not been any:

                           (i) payment or increase by Seller of any bonuses,
salaries, or other compensation to any stockholder, director, officer, or employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                           (ii) adoption of, or increase in the payments to or
benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Seller;

                           (iii) damage to or destruction or loss of any asset
or property of Seller, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of Seller, taken as a whole;

                           (iv) entry into, termination of, or receipt of notice
of termination of (A) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (B) any contract or transaction involving a total remaining commitment by or to Buyer of at least $25,000;

                           (v) sale (other than sales of inventory in the
Ordinary Course of Business), lease, or other disposition of any Acquired Assets or property of Seller or mortgage, pledge, or imposition of any lien or other encumbrance on any Acquired Assets or property of Seller, including the sale, lease, or other disposition of any of the Intellectual Property;

                           (vi) material change in the accounting methods used
by Seller; or

                           (vii) agreement, whether oral or written, by Seller
to do any of the foregoing.

         5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

                  (a) General. Each of the Parties will use its reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

                  (b) Notices and Third-Party Consents. The Parties will give any notices to third parties, and each Party will use its commercially reasonable efforts to obtain third party consents referred to in Section 3(e) and Section 4(b) or the Disclosure Schedule above, and to obtain estoppel certificates executed on behalf of those landlords identified in Exhibit H and each in the form of Exhibit I. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of Governmental Bodies in connection with the matters referred to in Section 3(e), Section 4(b) and Section 4(m) above. Each of the Parties will use their commercially reasonable efforts to make any filings and to obtain the consents and approvals of the United States Environmental Protection Agency. Buyer will work expeditiously to obtain a satisfactory Prospective Purchaser Agreement from the United States Environmental Protection Agency and to consult with Seller during these negotiations. Seller shall consult with Buyer with respect to any work required under the Prospective Purchaser Agreement to be completed prior to Closing, and Seller shall complete such work to Buyer's reasonable satisfaction or make provision therefor pursuant to Section 2(m). Upon Closing, and in accordance with Section 2(m), Buyer shall be solely responsible for paying the costs and performing the work that the United States Environmental Protection Agency or the State of Florida may require under the Prospective Purchaser Agreement. In connection therewith each of the Parties shall consult with the other Party, confer on a common strategy and not make any submission to the United States Environmental Protection Agency without the consent of the other Party. Seller agrees to work expeditiously to obtain whatever additional approvals may be required for the United States Environmental Protection Agency under the Consent Decree and to consult with Buyer during these negotiations. Each party shall bear its own costs in connection with the negotiation of the Prospective Purchaser Agreement.

                  (c) Operation of Business. The Seller will not engage in any practice, take any material action, or enter into any transaction outside the Ordinary Course of Business that materially adversely affects the Acquired Assets.

                  (d) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. Seller shall from time to time up to 5 days prior to the Closing supplement or amend any section of the Disclosure Schedule. Such supplementing or amending may include one or more supplements or amendments to correct any matter that would constitute a breach of any representation or warranty set forth in this Agreement. No such supplement or amendment shall be effective to cure or correct any breach of any representation or warranty that would have existed if Seller had not made such supplement or amendment.

                  (e) Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to Article 7, the Seller and its Affiliates will not directly or indirectly solicit, initiate, or encourage the submission of any proposal or offer from, discuss, or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries proposals from, any Person (other that Buyer) relating to the acquisition of all or substantially all of the capital stock or assets of the Seller (including any acquisition structured as a merger, consolidation, or share exchange), nor will it enter into any agreement with respect to any of the forgoing. The Seller shall promptly report to the Buyer any inquiries that the Seller receives soliciting any of the foregoing.

                  (f) Access Prior to Closing. From the date of execution of this Agreement through the Closing, the Seller shall afford the Buyer and the Buyer's agents reasonable access during normal business hours to the offices, properties, personnel and business and financial records (including records related to environmental matters) of the Business to the extent the Buyer shall deem necessary or desirable and shall furnish to the Buyer or its authorized representatives such additional information concerning the Acquired Assets and the Business as shall be reasonably requested. The Buyer agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Seller or the Business and that requests for access shall be coordinated with James Bradshaw, the Seller's President.

                  (g) Transfer Taxes and Certain Expenses. With respect to any real estate which constitutes a part of the Acquired Assets, all fees and costs for Title Search and Surveys, escrow charges and recording fees, title abstract, title insurance premiums and related fees, costs and expenses, stamp, transfer, documentary, sales, use, registration and other such Taxes (other than income or franchise taxes) and fees related to such transfer shall be paid by the party who customarily pays such fees in commercial transactions in the jurisdiction in which such real estate is located. Buyer and Seller shall each pay one-half of all other Taxes (other than income or franchise taxes) and fees imposed on the act of selling or delivering the Acquired Assets other than real estate or documents to the Buyer or recording or lodging of documents (other than those relating to real estate) with any Governmental Body.

                  (h) Tax Adjustments. Except as otherwise provided in this Agreement, the Seller shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Business and the Acquired Assets in each case attributable to periods ending on the Closing Date. Buyer shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Business and the Acquired Assets in each case attributable to periods beginning with the Closing Date.

                  (i) Certain Related Party Transactions.. Seller shall acquire all right, title and interest, including all real property leasehold interests and all intellectual property interests from any Subsidiary or Affiliate of Seller, which is used by the Seller and which is necessary or convenient to the conduct of the Business in the manner it is presently conducted by Seller, such that at the Closing, no Subsidiary or Affiliate of Seller will have any right, title or interest in any Acquired Asset, nor to any real property or Intellectual Property in which Seller has any right, title or interest which is an Acquired Asset.

         6. Conditions to Obligation to Close.

                  (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                           (i) All of Seller's representations and warranties
set forth in Section 4 of this Agreement must have been accurate in all material respects as of the date of the Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, in each case without giving effect to any knowledge qualification or limitation contained in any such representation and warranty;

                           (ii) All of the covenants and obligations that Seller
is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects. Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                           (iii) Each of the consents identified in Sections
4(b) and 4(j)(vi) of the Disclosure Schedule must have been obtained and must be in full force and effect and Seller shall have delivered to Buyer estoppel certificates executed on behalf of those landlords identified in Exhibit H and dated as of a date not more than 10 days prior to the Closing Date each substantially in the form of Exhibit I;

                           (iv) There shall not have been commenced or
Threatened against Buyer any action, suit, proceeding, hearing, investigation, any injunction, judgment, order, decree, ruling, or charge in or before any court or quasi-judicial or administrative agency of any federal, state, or local, or foreign jurisdiction (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the consummation of any of the transactions contemplated by this Agreement;

                           (v) The Seller shall have delivered to the Buyer (a)
a certificate to the effect that each of the conditions specified above in Sections 6(a)(i)-(iv) is satisfied in all material respects, and (b) shall have delivered to the Buyer such other documents as the Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of the Seller, (ii) evidencing the performance by the Seller of, or the compliance by the Seller with, any covenant or obligation required to be performed or complied with by the Seller, (iii) evidencing the satisfaction of any condition referred to in this Section 6(a), or (iv) otherwise facilitating the consummation of any of the contemplated transactions;

                           (vi) Agent shall have consented to the transactions
contemplated by this Agreement, shall have released its Security Interests in the Acquired Assets, and shall have delivered to Buyer a general release of Buyer in a form reasonably satisfactory to Buyer;

                           (vii) Lori Bronson, et al., Robert Estes, et al.,
William Everidge, et al., Maryann Blackwell, et al., State of Alabama Department of Revenue, NCNB National Bank of Florida and/or NationsBank, N.A. and/or NationsBank, N.A. South, and/or NationsBank, National Assn., f/k/a NCNB National Bank of Florida, and Leon W. Ponte et al. each shall have released their Security Interests in the Acquired Assets and with respect to the indebtedness, if any, to such parties, or the Seller shall have provided evidence of the discharge of the indebtedness giving rise to the Security Interests or other evidence that the Security Interests no longer exist, to the reasonable satisfaction of the Buyer;

                           (viii) Industrial Galvanizers America, Inc. ("IGA"),
shall have entered into a settlement agreement with the Seller pursuant to which IGA has delivered to the Seller an unconditional release of the Buyer, in form and substance reasonably acceptable to the Buyer, from any liability to IGA or its successors, assigns, or affiliates relating to or arising out of any Environmental Liability associated with the Seller, any assets of the Seller, or the acquisition by the Buyer of any assets from the Seller;

                           (ix) The Buyer shall have received from counsel to
the Seller an opinion in form and substance as set forth in Exhibit J attached hereto, addressed to the Buyer, and dated as of the Closing Date;

                           (x) The Buyer shall have received from the United
States Environmental Protection Agency a Prospective Purchaser Agreement (the "Prospective Purchaser Agreement") in form and substance satisfactory to Buyer and Seller;

                           (xi) The Buyer shall have obtained insurance,
satisfactory to it in its reasonable judgement, against Environmental Liabilities related to the Acquired Assets;

                           (xii) Seller and Diamond have paid all premiums due,
and have otherwise performed all of their respective obligations, under each insurance policy to which Seller is a party or that provides coverage to Seller; and

                           (xiii) All actions to be taken by the Seller in
connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 6(a) at or prior to the Closing.

                  (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                           (i) All of Buyer's representations and warranties set
forth in Section 3 of this Agreement must have been accurate in all material respects as of the date of the Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date;

                           (ii) All of the covenants and obligations that Buyer
is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects. Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                           (iii) There shall not have been commenced or
Threatened against Seller any action, suit, proceeding, hearing, investigation, any injunction, judgment, order, decree, ruling, or charge in or before any court or quasi-judicial or administrative agency of any federal, state, or local, or foreign jurisdiction (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the consummation of any of the transactions contemplated by this Agreement;

                           (iv) The Buyer shall have delivered to the Seller (a)
a certificate to the effect that each of the conditions specified above in
Section 6(b)(i)-(iii) is satisfied in all material respects, and (b) shall have delivered to the Seller such other documents as the Seller may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of the Buyer, (ii) evidencing the performance by the Buyer of, or the compliance by the Buyer with, any covenant or obligation required to be performed or complied with by the Buyer, (iii) evidencing the satisfaction of any condition referred to in this Section 6(b), or (iv) otherwise facilitating the consummation of any of the contemplated transactions;

                           (v) Agent shall have released its Security Interests
in the Acquired Assets;

                           (vi) The Seller shall have received from counsel to
the Buyer an opinion in form and substance as set forth in Exhibit K attached hereto, addressed to the Seller, and dated as of the Closing Date;

                           (vii) The Seller shall have received a Secretary's
Certificate certifying as to the By-laws, resolutions and incumbency of the officers of the Buyer;

                           (viii) Buyer shall have assumed Seller's obligations
under those Change of Control and Severance Pay Agreements listed on Schedule 1.1-B; and

                           (ix) All actions to be taken by the Buyer in
connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

         7. Termination.

                  (a) Termination of Agreement. This Agreement may be terminated as provided below:

                           (i) The Buyer and the Seller may terminate this
Agreement by mutual written consent at any time prior to the Closing;

                           (ii) the Buyer may terminate this Agreement by giving
written notice to the Seller at any time prior to the Closing: (A) in the event
(1) the Seller has breached any representation, warranty, or covenant, or other obligation that Seller is required to perform or comply with pursuant to this Agreement in any material respect, (2) the Buyer has notified the Seller of the breach, and (3) the breach has continued without cure for a period of 30 days after the notice of breach and such breach has not been waived; or (B) if the United States Environmental Protection Agency has not published for comment in the Federal Register notice of their intention to grant the Prospective Purchaser Agreement within 75 days after the date this Agreement is executed; or
(C) if the Closing shall not have occurred on or before 120 days after the date this Agreement is executed (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant, or other obligation that Buyer is required to perform or comply with pursuant to this Agreement in any material respect); and

                           (iii) the Seller may terminate this Agreement by
giving written notice to the Buyer at any time prior to the Closing: (A) in the event (1) the Buyer has breached any representation, warranty, or covenant, or other obligation that Buyer is required to perform or comply with pursuant to this Agreement in any material respect, (2) the Seller has notified the Buyer of the breach, and (3) the breach has continued without cure for a period of 30 days after the notice of breach; or (B) if the United States Environmental Protection Agency has not published for comment in the Federal Register notice of their intention to grant the Prospective Purchaser Agreement within 75 days after the date this Agreement is executed; or (C) if Buyer has not provided Seller with a letter waiving the conditions to Closing contained in Section 6(a)(xi) within 45 days after the date this Agreement is executed; or (D) if the Closing shall not have occurred on or before 120 days after the date this Agreement is executed (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant or other obligation that Seller is required to perform or comply with pursuant to this Agreement in any material respect).

                  (b) Effect of Termination. Each party's right of termination under this Section 7(a) is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of any right of termination will not be an election of remedies. If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party which has committed a material breach hereof or any Party which fails to consummate the Closing notwithstanding the fact that (1) all of the conditions running in its favor under Section 6 hereof have been satisfied and (2) all of the conditions running in the favor of the other Party under
Section 6 have been satisfied or waived); provided, however that the Confidentiality Agreement and the provisions of Section 10(l)shall survive termination.

         8. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

                  (a) General. In case at any time after the Closing any further reasonable action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 below).

                  (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Seller, each of the other Parties shall cooperate with such Party or its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Section 9 below).

                  (c) Transition. Neither Seller nor its Affiliates will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Seller from maintaining the same business relationships after the Closing as it maintained with the Seller prior to the Closing.

                  (d) Covenant Not to Compete or Solicit Business. In furtherance of the sale of the Acquired Assets and the Business to Buyer hereunder by virtue of the transactions contemplated hereby and more effectively to protect the value and goodwill of the Acquired Assets and the Business so sold, Seller covenants and agrees that, for a period ending on the third anniversary of the Closing Date, Seller or any of its respective Affiliates will not:

                           (i) directly or indirectly (whether as principal,
agent, independent contractor, partner or otherwise) own, manage, operate, control, participate in, perform services for, sell materials to, or otherwise carry on, the business of the manufacture, distribution and/or sale of fencing products anywhere in the United States (it being understood by the parties hereto that the Business is not limited to any particular region of the United States and that such business may be engaged in effectively from any location in the United States); or

                           (ii) induce or attempt to persuade any Employee,
agent or customer of the Business to terminate such employment, agency or business relationship in order to enter into any such relationship on behalf of any other business organization in competition with the Business; provided, however, that nothing set forth in this Section shall prohibit Seller or its Affiliates from owning not in excess of 5% in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange or on the NASDAQ national market.

                  (e) Access to Records After Closing. For a period of five years after Closing, Buyer shall retain and make available to Seller for copying any of the books delivered to Buyer, at the Closing, at any reasonable time during normal business hours. Upon 60 calendar days prior written notice to Seller and Seller's ability to remove such records or books, Buyer shall have the right after the applicable periods to dispose of any such books or records that are not material in nature. Buyer will provide Seller with suitable office facilities at the principal location of the Business or Buyer's principal place of business for the purpose of such access. For a period of five years after Closing, Seller shall retain and make available to Buyer for copying any of the books of any Subsidiary or Affiliate, reasonably connected with the Business of Seller, at any reasonable time during normal business hours. Upon 60 calendar days prior written notice to Buyer and Buyer's ability to copy such records or books, Seller, its Affiliates and Subsidiaries shall have the right after the applicable periods to dispose of any such books or records that are not material in nature.

                  (f) Name Change. Seller agrees, and agrees to cause each Subsidiary and Affiliate of Seller, promptly after the Closing Date to change its corporate name to a name that does not include the word "Reeves Southeastern" or any variation thereof.

                  (g) Warranty and Other Repairs. From and after the Closing, Buyer shall pay perform and otherwise satisfy all Standard Warranty Obligations, and Seller shall pay, perform and otherwise satisfy all other warranty service relating to products manufactured or serviced by Seller and all Seller warranty arrangements prior to the Closing.

                  (h) Discharge of Assumed Liabilities. From and after the Closing Date, Buyer agrees to pay, perform and otherwise satisfy in full when due all liabilities and obligations arising from the Assumed Liabilities.

                  (i) Accounts Receivable. Following the expiration of 90 days after the Closing Date, the Buyer shall deliver to the Seller a schedule of all uncollected Accounts Receivable of the Seller that are reflected on the Closing Date Accounts Receivable Schedule or otherwise on the accounting records of the Seller and used in the preparation of the Closing Date Balance Sheet, and to the extent that the aggregate unpaid balance of principal and interest of all uncollected Accounts Receivable of the Seller that are reflected on the Closing Date Accounts Receivable Schedule or otherwise on the accounting records of the Seller and used in the preparation of the Closing Date Balance Sheet (less net recoveries made by Company during such 90 day period), exceed the allowance for doubtful accounts on the Preliminary Closing Date Accounts Receivable Schedule (the amount of such excess being referred to as the "Uncollected Receivable Amount"), the Seller and the Buyer shall cause the Escrow Agent to pay to the Buyer from the Adjustment Escrow Amount, the Uncollected Receivable Amount within 10 days after delivery of such schedule, by wire transfer to a bank account designated by the Buyer in writing. In the event that the aggregate unpaid balance of principal and interest of all uncollected Accounts Receivable of the Seller that were reflected on the Closing Date Accounts Receivable Schedule or otherwise on the accounting records of the Seller and used in the preparation of the Closing Date Balance Sheet is less than the allowance for doubtful accounts on the Preliminary Closing Date Accounts Receivable Schedule, no such payment shall be made by the Escrow Agent to the Buyer.

         For purposes of determining the aggregate balance of uncollected accounts receivable of the Seller that are reflected on the Closing Date Accounts Receivable Schedule or otherwise on the accounting records of the Seller and used in the preparation of the Closing Date Balance Sheet at the expiration of the 90 day period, as between the Buyer and the Seller for the purposes of this Section 8(i) only, the Buyer agrees to apply all payments by account debtors with respect to Accounts Receivable first to accrued interest and then to principal balances on the basis of the earliest invoice date of accounts receivable. This method shall be applied as between the Buyer and the Seller irrespective of the manner in which any account debtor may have indicated that any payment was to have been applied as to its Account Receivable balance or as to a specific item of account receivable. The Buyer and the Seller recognize that both the Buyer and the Seller hold, and will hold, as of the Closing, Accounts Receivable from some of the same account debtors. The provisions of this Section 8(i) shall apply only to payments received by Buyer on account of accounts receivable of the Seller, and shall in no way govern the application by the Buyer of payments by account debtors of the Buyer against accounts receivable of the Buyer which are not related to Acquired Assets under this Agreement.

         Following payment by Seller to Buyer of an Uncollected Receivable Amount, Buyer shall continue to attempt, using commercially reasonable efforts, to collect the uncollected Accounts Receivables for a period of thirty (30) days thereafter and at the end of such 30 day period, shall remit to Seller in immediately available funds any proceeds collected on such previously uncollected Accounts Receivable, up to the amount of the Uncollected Receivable Amount paid by Seller to Buyer. At the end of such 30 day period Buyer shall assign to Seller, without recourse, those items of uncollected Accounts

Receivable, (including all formerly written off accounts receivable not yet collected).

         The Buyer shall use commercially reasonable efforts in the collection of the accounts receivable the Seller that are reflected on the Closing Date Accounts Receivable Schedule or otherwise on the accounting records of the Seller and used in the preparation of the Closing Date Balance Sheet, but in no event shall the Buyer be required to threaten or commence any proceeding, action, arbitration or suit against an account debtor or maker or any other Person who may be liable thereon.

         9. Remedies for Breaches of This Agreement.

                  (a) Survival of Representations and Warranties. The representations and warranties of Seller contained in Section 4 above shall not survive the Closing hereunder, except that the representations and warranties set forth in Section 4(g) and Section 4(o) shall survive the Closing and continue in full force and effect forever (subject to any applicable statutes of limitations). Following the Closing, the rights and remedies set forth in this
Section 9 and in the agreements and instruments delivered at the Closing shall constitute the exclusive rights and remedies, either at law or in equity, of the Parties with respect to any breach of representation or warranty under this Agreement, other than with respect to matters involving fraud.

                  (b) Indemnification Provisions for Benefit of the Buyer.

                           In the event that, following the Closing, (A) the
Seller breaches any of its representations or warranties contained in Section 4(g) or Section 4(o) or breaches any of its post-Closing covenants contained herein, and (B) the Buyer makes a written claim for indemnification against the Seller with respect thereto (which written claim shall specify in reasonable particulars the basis of the breach being asserted and, to the extent then determinable, a calculation of any Adverse Consequences which the Buyer or Buyer's Indemnified Parties (as hereinafter defined) claim to suffer as a result thereof), then the Seller agrees to indemnify the Buyer, and its Representatives, stockholders, and Affiliates and each Affiliate's Representatives (collectively "Buyer's Indemnified Parties") from and against any Adverse Consequences the Buyer or Buyer's Indemnified Parties suffer arising, directly from or in connection with such breach or failure. Buyer's sole recourse with respect to any indemnification claim arising out of Environmental Liabilities in accordance with Section 9(e) shall be limited to the Indemnification Escrow Amount pursuant to the terms of the Escrow Agreement.

                  (c) Indemnification Provisions for Benefit of the Seller.

                           In the event that, following the Closing, (A) the
Buyer breaches any of its representations or warranties contained in Section 3(d), breaches any of its post-Closing covenants contained herein, or fails to pay when due any Assumed Liability, and (B) the Seller makes a written claim for indemnification against the Buyer with respect thereto (which written claim shall specify in reasonable particulars the basis of the breach being asserted and, to the extent then determinable, a calculation of any Adverse Consequences which the Seller or Seller's Indemnified Parties (as hereinafter defined) claim to suffer as a result thereof), then the Buyer agrees to indemnify the Seller, and its Representatives, stockholders, and Affiliates and each Affiliate's

Representatives (collectively "Seller's Indemnified Parties") from and against any Adverse Consequences the Seller or Seller's Indemnified Parties suffer arising, directly from or in connection with such breach or failure.

                  (d) Matters Involving Third Parties.

                           (i) If any third party shall notify any Party, any
Buyer Indemnified Parties, and any Seller Indemnified Parties, as the case may be (the "Indemnified Party") with respect to any matter (a "Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 9, then the Indemnified Party shall promptly (and in any event within 10 business days after receiving notice of the Claim) notify each Indemnifying Party thereof in writing; provided, however, that failure to provide such notice on a timely basis shall not release the Indemnifying Party from any of its obligations under this Section 9 except to the extent the Indemnifying Party is materially prejudiced by such failure.

                           (ii) The Indemnifying Party will have the right at
any time to assume and thereafter conduct the defense of the Claim with counsel of its choice; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld or delayed) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

                           (iii) Unless and until the Indemnifying Party assumes
the defense of the Claim as provided in Section 9(d)(ii) above, the Indemnified Party may defend against the Claim in any manner it reasonably may deem appropriate.

                           (iv) In no event will the Indemnified Party consent
to the entry of any judgment or enter into any settlement with respect to the Claim without the prior written consent of each of the Indemnifying Party (not to be unreasonably withheld or delayed).

                           (v) In the event that any Party suffers damage or
loss in respect of which it has or makes a valid claim against another Party for indemnification, it must take reasonable steps to mitigate its loss or damage.

                  (e) Matters Involving Environmental Liability. In addition to the provisions of Section 9(b), Seller will indemnify and hold harmless Buyer, and the Buyer' Indemnified Parties for, and will pay to Buyer and the Buyer's Indemnified Parties, from and against any Environmental Liabilities arising out of Third Party Claims relating to the ownership, operation, or condition of the real property known as the Reeves Southeastern Superfund Site (including the Reeves Southeastern Wire Facility and Reeves Southeastern Galvanizing Facility), including any Environmental Liabilities with respect to the Peak Oil Co. Superfund Site or the Bay Drum Co. Superfund Site that Buyer incurs by reason of its ownership of its purchase or ownership of the Acquired Assets. Buyer's sole recourse for claims arising out of this Section 9(e) shall be the Indemnification Escrow Amount, and Buyer shall have no recourse to Seller or the Indemnification Escrow Amount for Environmental Liabilities for which notice is not given to Seller within 3 years of the Closing Date.

                  (f) Determination of Adverse Consequences. The Parties shall make appropriate adjustments for tax benefits and insurance coverage, and take into account the time cost of money (using the Agreed Rate as the discount rate), in determining Adverse Consequences for purposes of this Section 9. All indemnification payments under this Section 9 shall be deemed adjustments to the Purchase Price. The reference to "insurance coverage" in this subsection (f) shall in no way be construed as to limit the indemnification obligations of a Party as set forth in Article 9, nor shall the amount shall the amount of any insurance coverage be deemed to be a limitation or ceiling on the liability of any Party of its obligations under this Article 9.

         10. Miscellaneous.

                  (a) Certain Understandings of Buyer. Buyer acknowledges that it has had sufficient opportunity to make whatever investigation it has deemed necessary and advisable for purposes of determining whether or not to enter into this Agreement and acknowledges and agrees that, EXCEPT TO THE EXTENT OF THE EXPRESS REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS CONTAINED IN THIS AGREEMENT, AND SUBJECT TO THE DISCLOSURE SCHEDULE, BUYER IS ACQUIRING THE ACQUIRED ASSETS AND ASSUMING THE ASSUMED LIABILITIES IN RELIANCE UPON ITS OWN INVESTIGATION AND WITHOUT ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR ANY OTHER IMPLIED WARRANTIES WHATSOEVER. Except as otherwise provided in this Agreement, Buyer is acquiring all the Acquired Assets in "as is, where is condition." Buyer waives all claims and causes of action against Seller, whether arising by federal, state, or local statute or common law, including but not limited to environmental law, and agrees that this Agreement and all documents and instruments executed at the Closing provide Buyer's sole recourse against Seller. Buyer acknowledges (i) that in the course of its independent investigation of the Seller, it examined the information contained in a Confidential Information Memorandum (the "Offering Memorandum") and attended presentations conducted by management of the Seller (the "Presentations"), (ii) that because of its investigation, Buyer is not relying on the information contained in the Offering Memorandum or the statements made and information furnished in connection with the Presentations in its decision to enter into this Agreement, to purchase the Acquired Assets and to assume the Assumed Liabilities hereunder, and (iii) that Seller makes no representation or warranty concerning the information contained in the Offering

Memorandum or the statements made and information furnished in connection with the Presentations.

                  (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party or its Affiliate may make any public disclosure it believes in good faith is required by applicable law (or the Securities Exchange Act), the regulations of the Over-the-Counter Bulletin Board or other exchange on which is publicly-traded the securities of the Party or its Affiliate, or any listing or trading agreement concerning the publicly-traded securities of the Party or any Affiliate of the Party (in which case the Party which is, or the Affiliate of which is, making disclosure will use its reasonable best efforts to advise the other Party prior to making the disclosure).

                  (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof, provided, however, that the letter agreement between Buyer and Houlihan Lokey Howard & Zukin Capital concerning confidentiality (the "Confidentiality Agreement") shall continue in effect.

                  (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party provided, however, that (i) any Party may (A) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (B) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the assigning Party nonetheless shall remain responsible for the performance of all of its obligations hereunder) and (ii) Seller may assign any or all of its rights and interests hereunder as security to lenders to Diamond.

                  (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Seller:          Reeves Southeastern Corporation
                                    9800 Reeves Road
                                    Tampa, Florida
                                    (813) 620-0932 (fax)
                                    Attn: Chief Executive Officer

                                    with a copies to:
                                    ----------------

                                    Diamond Home Services, Inc.
                                    500 North Western Avenue
                                    Suite 212
                                    Lake Forest, Illinois  60045
                                    Attn:  C. Stephen Clegg

                                    McDermott, Will & Emery
                                    227 West Monroe Street
                                    Suite 3100
                                    Chicago, IL  60606-5096
                                    (312) 984-7700 (fax)
                                    Attn:  Harold Nations

         If to the Buyer:           Master-Halco, Inc.
                                    110 E. La Habra Boulevard
                                    La Habra, California  90633-0365
                                    (562) 691-4686 (fax)
                                    Attn: Chief Executive Officer

                                    with a copy to:
                                    --------------

                                    Itochu International Inc.
                                    777 S. Figueroa Street
                                    Suite 4500
                                    Los Angeles, California  90017-5418
                                    (213) 614-0001 (fax)
                                    Attn: Edward Stieg

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

                  (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the

State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

                  (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. The Seller may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors and, if required under the corporation laws of the State of Florida, its stockholder. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  (l) Expenses. Except as otherwise provided for herein, each of the Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                  (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

                  (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  (o) Employee Benefits Matters. The Buyer will ensure that Seller's employees who are eligible for employment with Buyer (e.g. drug testing and other employment criteria established by Buyer and applicable to all prospective employees of Buyer) will treat employment with the Seller prior to the Closing Date the same as employment with Buyer from and after the Closing Date for purposes of eligibility, vesting, pre-existing conditions and benefit accrual under Buyer's Employee Benefit Plans.

                  (p) Bulk Transfer Laws. Except to the extent requested in writing by Buyer (which request shall be made no earlier than 45 days after the execution of this Agreement) to comply with the bulk transfer laws in any particular jurisdiction, the Buyer acknowledges that the Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

                  (q) Submission to Jurisdiction. Each of the Parties consents to the exclusive jurisdiction of the federal courts of the Northern District of Illinois for any legal action, suit, or proceeding arising out of or in connection with this Agreement, and agree that any such action, suit, or proceeding may be brought only in such courts. Each of the Parties further waives any objection to the laying of venue for any such suit, action, or proceeding in such courts. Each Party agrees to accept and acknowledge service of any and all process that may be served in any suit, action, or proceeding. Each Party agrees that any service of process upon it mailed by registered or certified mail, return receipt requested to such Party at the address in
Section 10(h) above shall be deemed in every respect effective service of process upon such Party in any such suit, action, or proceeding.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

MASTER-HALCO, INC.



By:  /s/ Barry J. Marrs
     ---------------------------------------

Title:   President
       -------------------------------------



REEVES SOUTHEASTERN CORPORATION



By:   /s/ James W. Bradshaw
     ---------------------------------------

Title:   President
       -------------------------------------

                                 SCHEDULE 1.1-A
                                 --------------

                                    KNOWLEDGE
                                    ---------

1.       C. Stephen Clegg

2.       James W. Bradshaw

3.       Nick Scalamogna

4.       Jerry Gambrell

5.       Robert C. DuMont

                                 SCHEDULE 1.1-B
                                 --------------

                 CHANGE OF CONTROL AND SEVERANCE PAY AGREEMENTS
                 ----------------------------------------------


         A. Change in Control and Severance Pay Agreement between James W. Bradshaw and the Seller, dated December 1, 1999, as amended on June 8, 2000.

         B. Change in Control and Severance Pay Agreement between Doug Vanderjagt and the Seller, dated December 1, 1999, as amended on June 8, 2000.

         C. Change in Control and Severance Pay Agreement between Nick Scalamogna and the Seller, dated December 1, 1999, as amended on June 8, 2000.

         D.       Change in Control and Severance Pay Agreement between Robert
                  C. Dumont and the Seller, dated December 1, 1999, as amended on June 8, 2000.

         E. Change in Control and Severance Pay Agreement between Ken Butler and the Seller, dated December 1, 1999, as amended on June 8, 2000.

         F. Change in Control and Severance Pay Agreement Between Gary Burt and the Seller, dated December 1, 1999, as amended on June 8, 2000.

                                 SCHEDULE 1.1-C
                                 --------------

                                 EXCLUDED ASSETS
                                 ---------------


1.       All securities in and assets of the following Subsidiaries of Seller:

                  Southeastern International Sales, Inc.
                  Foreline Security Corp.
                  Reeves Southeastern Realty Inc.

2.       The Seller's investment in Tampa Plaid, L.C.

3. All Accounts Receivable from Industrial Galvanizers America, Inc., or any Subsidiary or Affiliate, including that certain $3,000,000 Promissory Note dated March 1, 1996 made by Industrial Galvanizers America, Inc. in favor of Seller.

4. All of Seller's accounts, notes or other intercompany receivable from any Subsidiary or Affiliate, including:

                  Southeastern International Sales, Inc.

                  Foreline Security Corp.

                  Diamond Home Services, Inc.

                  Reeves Southeastern Realty Inc.

                  Diamond Exteriors, Inc.

                  Marquise Financial Services, Inc.

                  Marquise Special Purpose Corporation

                  Diamond Realty Acquisition Corporation

                  Solitaire Heating and Cooling, Inc. dba KanTel

5. All of the Seller's property, general liability, business auto workers' compensation foreign liability, umbrella, commercial crime and directors and officers, employment practices, employed lawyers and fiduciary insurance policies and all rights, claims and proceeds thereunder, prepaid expenses consisting of any premium or other amount attributable to any of the foregoing insurance policies for any period of coverage beyond the Closing Date, or retrospective premium adjustment or other experience-based liability on the part of Seller, Diamond, or any of their affiliates.

6.       The Employee Benefit Plans of the Seller.

7.       Any Income Tax refund or credit payable to Diamond.

8.       Any Income Tax refund or credit payable to Seller.

9. Any right to use the name Diamond Shield or the Vantive Software, each of which are owned by Diamond.

10.      All bank accounts, deposit or lock box accounts of the Seller.

11. Those certain premises specified in that certain Lease Agreement and Grant of Easement by and between Industrial Galvanizers America, Inc., as Tenant, and Seller, as Landlord, dated March 1, 1996.

                                 SCHEDULE 1.1-D
                                 --------------

                              EXCLUDED LIABILITIES
                              --------------------


1. All obligations and liabilities of Seller to any Subsidiary or Affiliate of Seller, including all of the Seller's payables to Subsidiaries and Affiliates, other than that certain real estate lease with Foreline Security Corporation, disclosed as item __ to Section 4(g)(ii) of the Disclosure Statement.

2. All injunctions, judgments, orders, decrees, rulings, charges actions, suits, proceedings, hearings, or investigations of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, pending or threatened against Seller, any Subsidiary or Affiliate of Seller, whether or not as described on Sections 4(k) and 4(m) of the Disclosure Schedule, including without limitation the Consent Decree.

3. All obligations and liabilities of Seller, any Subsidiary or Affiliate of Seller, arising from or related to that certain Stock Purchase Agreement, dated March 5, 1998 by and between Diamond Acquisition Corp. and certain former stockholders of Seller, including without limitation, (A) Seller's obligations and liabilities under that certain $8,000,000 Non-Negotiable Promissory Note dated April 20, 1998 made by Diamond Acquisition Corp. in favor of the former stockholders of Seller, (B) Seller's obligations and liabilities under that certain $3,700,000 Replacement Non-Negotiable Promissory Note dated April 20, 1998 made by Diamond Acquisition Corp. in favor of the former stockholders of Seller and (C) certain Consulting Agreement between Diamond Acquisition Corp. and Miles Lenhart dated April 20, 1998.

4. All obligations and liabilities of Seller, any Subsidiary or Affiliate of Seller, to Agent, including without limitation, obligations and liabilities arising from or related to that certain Credit Agreement dated April 20, 1998 by and between Diamond and Agent.

5. All obligations and liabilities of Seller, any Subsidiary or Affiliate of Seller, to Industrial Galvanizers America, Inc., and any Subsidiary or Affiliate, including without limitation, those arising from or related to (A) Environmental Indemnification Agreement, dated March 1, 1996; (B) Lease Agreement and Grant of Easement dated as of March 1, 1996, (C) claims arising from or related to possible liability under Environmental Laws, including without limitation, possible liability under the Resource Conservation and Recovery Act arising out of a notice of violation issued to Industrial Galvanizers America, Inc. by a Governmental Body.

6. All obligations and liabilities of Seller arising from or related to any product shipped by, or any services provided by Seller, any Subsidiary or Affiliate of Seller prior to the Closing Date, other than Standard Product Warranty Obligations.

7. All obligations and liabilities of Seller, any Subsidiary or Affiliate of Seller, arising from or related to any and all Employee Benefit Plans of the Seller, including, without limitation the filing of any Form 5500 with any Governmental Body.

8. All obligations and liabilities of Seller, any Subsidiary or Affiliate of Seller, for premiums or other amounts attributable to any insurance policies of Seller, any Subsidiary or Affiliate of Seller including without limitation those set forth in Section 4(u) of the Disclosure Schedule for any period of beyond the Closing Date or for any retrospective premium adjustment or other experience based liability on the part of Seller or Diamond or any of their Affiliates.

9. All obligations and liabilities of Seller, any Subsidiary or Affiliate of Seller, arising from or related to those certain matters disclosed items 1 through 5 of Section 4(n) of the Disclosure Schedule.

10. All obligations and liabilities of Seller, any Subsidiary or Affiliate of Seller, arising from or related to those matters disclosed in
         Section 4(o) of the Disclosure Schedule.

11. All obligations and liabilities of Seller, or any Subsidiary or Affiliate of Seller, arising from or related to Taxes, including the filing of any Tax Return by Seller, except for sales and use taxes to the extent that there is an accrual therefor on the Closing Date Balance Sheet.

12. All obligations and liabilities of Seller, any Subsidiary or Affiliate of Seller, arising from or related to Exclusive Diamond Home Exteriors/Sears Warranties.